Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T05134-S52257 For Against Abstain PLANET 13 HOLDINGS INC. 2548 WEST DESERT INN ROAD SUITE 100 LAS VEGAS, NEVADA 89109 PLANET 13 HOLDINGS INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Merger Proposal. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 26, 2026, by and among Planet 13 Holdings Inc., Vireo Growth Inc., and Supernova Merger Sub Inc., a direct, wholly owned subsidiary of Vireo Growth Inc. and to approve the transactions contemplated thereby, including the merger (the "Merger Proposal"). The Board of Directors recommends you vote FOR the following proposal (as listed in the proxy statement): NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PLNH2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

T05135-S52257 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. PLANET 13 HOLDINGS INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2026 AT 12:00 P.M. (PACIFIC STANDARD TIME) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Robert Groesbeck, Co-Chief Executive Officer, or failing this person, Larry Scheffler, Co-Chief Executive Officer, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Planet 13 Holdings Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/PLNH2026SM on December 10, 2026, at 12:00 P.M. Pacific Standard Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side